UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2009
Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 6, 2009, Robbins & Myers, Inc. (the “Company”) informed Gary L. Brewer, Vice President of the Company and President of the Company’s Process Solutions Group, that his position will be eliminated effective April 9, 2009. The Company and Mr. Brewer entered into a Severance Agreement and Release of Claims, dated April 6, 2009 (the “Severance Agreement”), under which Mr. Brewer: (A) will receive severance pay in the amount of $265,000 (which will be paid in two equal installments), continued health benefits through April 30, 2010 (provided that he is not employed by another employer that provides such benefits to him), and outplacement services, (B) acknowledged that he is bound by the confidentiality and noncompetition provisions in the Executive Officer Change in Control Agreement to which he is a party (the form of which is filed with the SEC as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007), and (C) agreed to release all claims against the Company. A copy of the Severance Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Mr. Brewer’s responsibilities are being assumed by other senior management of the Company.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits — See Index to Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: April 9, 2009	By:	/s/ Peter C. Wallace
Peter C. Wallace
President and Chief Executive Officer

INDEX TO EXHIBITS
10	MATERIAL CONTRACTS
10.1	Severance Agreement and Release of Claims, dated April 6, 2009, between Robbins & Myers, Inc. and Gary L. Brewer